Exhibit 99.2

Advent Software, Inc. Third Quarter 2014 Earnings Highlights October 27, 2014 Advent Investor Relations Contact: InvestorRelations@advent.com

ADVS Forward-Looking Statements The financial projections under Financial Guidance and any other forward-looking statements included in this presentation reflect management's best judgment based on factors currently known and involve risks and uncertainties and our actual results may differ materially from those discussed here. These risks and uncertainties include: potential fluctuations in new contract bookings, renewal rates, operating results and future growth rates; continued market acceptance of our products; the successful development, release and market acceptance of new products and product enhancements; uncertainties and fluctuations in the financial markets; the Company’s ability to satisfy contractual performance requirements and other risks detailed from time to time in our SEC reports including, but not limited to, our quarterly reports on Form 10-Q and our 2013 Annual Report on Form 10-K. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements including any guidance, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. 2

ADVS Q314 Highlights Operating Metrics Annualized Recurring Run Rate was $375.5M at September 30, 2014; increase of 6% over prior year Q1 14 updated renewal rate of 97%; increase of 3 points over initial rate Q2 14 initially reported renewal rate of 95%; increase of 3 points over prior year Annual Contract Value (ACV) from term license, Advent OnDemand, and Black Diamond contracts was $7.2M Financial Metrics Quarterly revenue of $99.0M; increase of 2% over prior year Non-GAAP Operating Income of $32.1M, or 32% of revenue; increase of 11% compared to $29.0M, or 30% in prior year Non-GAAP Diluted EPS of $0.37; increase of 18% over prior year Operating cash flows of $28.3M, increase of 24% over prior year 3

ADVS Q314 Financial Highlights Metric Q313 Q314 $ +/- % +/- Annualized Recurring Run Rate at 9/30 ($M) $353.9 $375.5 +$21.6 +6% Revenue ($M) $96.8 $99.0 +$2.2 +2% Operating Cash Flow ($M) $22.8 $28.3 +$5.4 +24% GAAP Operating Margin 18.0% 20.5% +2.5pts +14% GAAP Diluted EPS $0.18 $0.22 +$0.04 +22% Non-GAAP Operating Margin1 30.0% 32.4% +2.4pts +8% Adjusted EBITDA ($M)1 $31.6 $33.1 +$1.5 +5% Non-GAAP Diluted EPS1 $0.31 $0.37 +$0.06 +18% 1 See reconciliation of GAAP to Non-GAAP measures on slide #10 * Totals, $+/- and % +/ - may not recalculate due to rounding 4

5 ADVS Operating Metrics ($ in millions) 5 Annual Contract Value Annualized Recurring Run Rate Renewals $31 The annual contribution to revenue once contracts are signed for Term License, Advent OnDemand, and Black Diamond. The annualized run rate of all of our contracted recurring revenue streams as of a point in time. The metric includes the combined effects of ACV, renewals and the existing run rate of recurring revenues into a single metric. Client contract renewals compared to the same quarter in the previous year based on cash collections and reported one quarter in arrears. *Annualized Recurring Run Rate is not intended to be forward looking.

ADVS Revenue ($ in millions) * Totals, $+/- and % +/ - may not recalculate due to rounding 6

ADVS Q314 Revenue Components ($ in millions) Q313 Q314 $ +/- % +/- Recurring $88.1 $90.7 +$2.6 +3% Term License Revenue $47.1 $48.6 +$1.5 +3% Perpetual Maintenance $16.6 $15.8 ($0.9) -5% Other Recurring 1 $24.4 $26.4 +$2.0 +8% Non-Recurring $8.7 $8.3 ($0.4) -4% Total Revenue $96.8 $99.0 $2.2 +2% 1 Includes OnDemand, Data Services, Black Diamond, and asset based fees. * Totals, $+/- and % +/ - may not recalculate due to rounding 7

Deferred revenue represents invoiced bookings, not yet recognized as revenue Backlog represents contractual bookings, not yet invoiced (disclosed annually) 8 Deferred Revenue ADVS Deferred Revenue and Backlog ($ in millions) Deferred Revenue/Backlog

Guidance Q414 FY14 Operating Measures: Total Revenue ($M) $99 - $102 $395 - $398 GAAP Operating Margin 20.5% - 21.0% Stock Compensation Expense (% of revenue) 8.0% Amortization of Intangibles (% of revenue) 2.0% Restructuring (% of revenue) 1.0% Non-GAAP Operating Margin * 31.5% - 32.0% Tax and Cash Measures: Effective Tax Rate (GAAP) 35% – 40% Effective Tax Rate (Non-GAAP) 35% Operating Cash Flow ($M) $105 - $115 Capital Expenditures, incl. cap’d SW devel. ($M) $8 - $11 ADVS 2014 Guidance *See reconciliation of GAAP to Non-GAAP guidance on slide #11 9

Q314 Reconciliation of GAAP to Non-GAAP 10

Reconciliation of GAAP to Non-GAAP Guidance 11